UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA AMERICA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	82-0326560
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, China	201811
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
none	none

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: ___________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

common stock, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                Description of Registrant’s Securities to be Registered:

A description of the registrant’s common stock is incorporated by reference to the registration statement on Form SB-2, SEC File No. 333-146830, as declared effective on November 5, 2007.

Item 2.                                Exhibits.

Exhibit No.	DESCRIPTION
3.1(a)	Articles of Incorporation of Sense Holdings, Inc. (Incorporated by reference to Exhibit 3.1(a) of the registration statement on Form SB-2 filed on September 17, 1999 (SEC File No. 333-87293)).
3.1(b)
Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (FL) (Incorporated by reference to Exhibit 3.1(b) of the registration statement on Form SB-2 filed on September 17, 1999 (SEC File No. 333-87293)).

3.1 (c)
Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (ID) (Incorporated by reference to Exhibit 3.1(c) of the registration statement on Form SB-2 filed on September 17, 1999 (SEC File No. 333-87293)).

3.1 (d)
Articles of Amendment to the Articles of Incorporation filed February 23, 2007 (Incorporated by reference to Exhibit 3.1(d) to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on April 2, 2007 (SEC File No. 333-86206)).

3.1 (e)
Articles of Amendment to the Articles of Incorporation filed May 30, 2000 (Incorporated by reference to Exhibit 3.1(d) of the registration statement on Form SB-2 filed on May 15, 2002 (SEC File No. 333-86206)).

3.1 (f)
Articles of Amendment to the Articles of Incorporation filed February 7, 2002 ((Incorporated by reference to Exhibit 3.1(e) of the registration statement on Form SB-2 filed on May 15, 2002 (SEC File No. 333-86206)).

3.1 (g)
Articles of Amendment to the Articles of Incorporation filed July 13, 2007 (Incorporated by reference to Exhibit 3.1(g) of the Registration Statement on Form SB-2 filed on October 19, 2007, (SEC File No. 333-146830)).

3.1(h)
Articles of Amendment to the Articles of Incorporation filed November 8, 2007 (Incorporated by reference to Exhibit 3.1(h) to the Quarterly Report on Form 10-Q for the period ended September 30, 2007 filed on November 14, 2007 (SEC File No. 333-87293)).

3.2	Bylaws (Incorporated by reference to Exhibit 3.2 of the registration statement on Form SB-2 filed on December 3, 1999 (SEC File No. 333-87293).
4.1	Form of common stock certificate *

*     filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA AMERICA HOLDINGS, INC.

Date: January 13, 2010	By:	/s/ Shaoyin Wang
Shaoyin Wang, Chief Executive Officer, President and Chairman